                                                                      EXHIBIT 21

                   SUBSIDIARIES OF GUARANTY BANCSHARES, INC.


     NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION

     Guaranty Financial Corp.                           Delaware
     Guaranty Bank                                      Texas
     Guaranty Company, Inc. (inactive)                  Texas